Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-270263, 333-281006, 333-284480 and 333-293323 on Form S-3 and Registration Statement Nos. 333-219403, 333-224083, 333-230206, 333-236402, 333-239426, 333-253503, 333-263948, 333-269114, 333-272834, 333-278363 and 333-284117 on Form S-8 of our report dated March 31, 2025, relating to the financial statements of KALA BIO, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 15, 2026